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                                                                       EXHIBIT N

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 4 to the registration statement on Form N-2 ("Registration Statement") of our report dated February 12, 2004, relating to the statement of assets and liabilities of Salomon Brothers Capital and Income Fund Inc. at February 10, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
February 23, 2004